Exhibit 99.1

Xtra-Gold Resources Corp.

NEWS RELEASE

November 23, 2010

NOT FOR DISTRIBUTION TO U.S. NEWSWIRE SERVICES OR FOR DISSEMINATION IN THE UNITED STATES.  ANY FAILURE TO COMPLY WITH THIS RESTRICTION MAY CONSTITUTE A VIOLATION OF U.S. SECURITIES LAWS.

XTRA-GOLD RESOURCES CORP. ANNOUNCES THE CLOSING OF CDN$10,925,000 INITIAL PUBLIC OFFERING

Toronto, Ontario November 23, 2010 – Xtra-Gold Resources Corp. (“Xtra” or the “Company”) is pleased to announce that it has completed its initial public offering (the “Offering”) of 8,092,593 common shares of the Company at a price of CDN$1.35 per common share for gross proceeds to the Company of CDN$10,925,000.  The Offering which was fully subscribed, including the over-allotment option, was carried out by a syndicate of investment dealers led by Haywood Securities Inc., and included GMP Securities L.P. and Raymond James Ltd. (collectively the “Agents”).  The common shares of the Company will commence trading today on the Toronto Stock Exchange (“TSX”) under the symbols “XTG” and “XTG.S”.

The proceeds after the costs will be used to fund the Company’s ongoing exploration activities in Ghana, West Africa.

United States Advisory

The securities referred to herein have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), have been offered and sold outside the United States to eligible investors pursuant to Regulation S promulgated under the U.S. Securities Act, and may not be offered, sold, or resold in the United States or to, or for the account of or benefit of, a U.S. Person (as such term is defined in Regulation S under the United States Securities Act) unless the securities are registered under the U.S. Securities Act, or an exemption from the registration requirements of the U.S. Securities Act is available. Hedging transactions involving the securities must not be conducted unless in accordance with the U.S. Securities Act.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in the state in the United States in which such offer, solicitation or sale would be unlawful.

About Xtra-Gold Resources Corp.

Xtra-Gold is a gold exploration company with a land position in the Kibi greenstone belt (‘Kibi Gold Belt’) located in Ghana, West Africa. The Kibi Gold Belt, which exhibits many similar geological features to Ghana’s main gold belt, the Ashanti Belt has been the subject of very limited modern exploration activity targeting lode gold deposits as virtually all past gold mining activity and exploration efforts focused on the extensive alluvial gold occurrences in many river valleys throughout the Kibi area.

Xtra-Gold holds five (5) concessions totalling approximately 226 sq km (22,600 ha) at the northern extremity of the Kibi Gold Belt. The Company’s exploration efforts to date have focussed on the Kibi Project located on the Apapam Concession (33.65 sq km), along the eastern flank of the Kibi Gold Belt. Xtra-Gold’s Kibi Project consists of an over 5.5 km long mineralized trend delineated from gold-in-soil anomalies, geophysical interpretations, trenching and drilling along the northwest margin of the Apapam Concession.

Drilling highlights to date include intercepts of:

•	8.49 g/t gold over 12.0 meters in hole #KBD08004;

•	6.29 g/t gold over 23 meters, including 8.66 g/t gold over 10 meters, in hole #KBRC09047;

•	2.97 g/t gold over 18 meters, including 6.32 g/t gold over 8 meters, in hole #KBRC09042 from the Trench TKB005 granitoid zone;

•	1.44 g/t gold over 78 meters, including 3.26 g/t gold over 13.0 meters, and 2.27 g/t gold over 20.0 meters in hole #KBRC09055;

•	2.01 g/t gold over 20 meters, including 4.29 g/t gold over 6 meters, in hole #KBRC09056 from the Trench TKB004 granitoid zone;

•	39.0 meters grading 9.23 g/t gold (uncut), including 10.0 meters grading 33.15 g/t gold, in hole KBRC09060 from the Trench TKB006 granitoid zone;

•	76.0 meters grading 1.62 g/t gold, including 20.0 meters grading 3.36 g/t gold (and including 5.25 g/t gold over 9.0 meters), from the trench TKB010 granitoid zone.

•	30.0 m grading 3.52 g/t gold, including 14.0 m grading 6.47 g/t gold, from a down hole depth of 8.0 m in hole KBRC09019.

All reported mineralized intercepts are core-lengths; true width of mineralization is unknown at this time.

All mineralization targets are near surface, remain open in all directions and offer potential for shallow oxide mineralization amenable to bulk mining and heap leaching, as well as large primary gold systems at depth. Diamond drilling is continuing to test the Kibi zone and Xtra-Gold anticipates that further diamond drill assay results will be available within the next few weeks.

National Instrument 43-101 Compliance

Mr. Yves P. Clement, P. Geo, is acting as the Qualified Person in compliance with National Instrument 43-101 (“NI 43-101”) with respect to this announcement.  He has prepared and or supervised the preparation of the scientific or technical information in this announcement and confirms compliance with NI 43-101.  The NI 43-101 Technical Report entitled “Kibi Project, Eastern Region, Ghana”,  prepared by Simon Meadows Smith and Joe Amanor of SEMS and dated July 12, 2010 is filed under the Company’s profile on SEDAR at www.sedar.com.

Forward-Looking Statements

The TSX does not accept responsibility for the adequacy or accuracy of this release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein. This News Release includes certain "forward-looking statements". These statements are based on information currently available to the Company and the Company provides no assurance that actual results will meet management's expectations. Forward-looking statements include estimates and statements that describe the Company's future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as "believes", "anticipates", "expects", "estimates", "may", "could", "would", "will", or "plan". Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, reclamation and capital costs of the Company's mineral properties, and the Company's financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: changes in general economic conditions and conditions in the financial markets; changes in demand and prices for minerals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; technological and operational difficulties encountered in connection with the activities of the Company; and other matters discussed in this news release. This list is not exhaustive of the factors that may affect any of the Company's forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on the Company's forward-looking statements. The Company does not undertake to update any forward-looking statement that may be made from time to time by the Company or on its behalf, except in accordance with applicable securities laws.

Contact Information

For further information please contact:

Paul Zyla

Chief Executive Officer

416-366-4227

E-mail: pzyla@xtragold.com

Website: www.xtragold.com